Exhibit 10.5

FOURTH SUPPLEMENT

TO

MASTER LOAN GUARANTY AGREEMENT

This FOURTH SUPPLEMENT TO MASTER LOAN GUARANTY AGREEMENT (this “Supplement”) is made and entered into by and between THE EDUCATION RESOURCES INSTITUTE, INC. (“TERI”), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, with its principal place of business at Park Square Building, 4th Floor, 31 St. James Avenue, Boston, Massachusetts 02116 and THE FIRST MARBLEHEAD CORPORATION (“FMC”), a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor Boston, Massachusetts 02199-8157.  This supplements the MASTER LOAN GUARANTY AGREEMENT dated as of February 2, 2001, entered into by TERI and FMC, and previously supplemented in a First Supplement to Master Loan Guaranty Agreement dated February 1, 2002 (“First Supplement”), a Second Supplement to Master Loan Guaranty Agreement dated January 1, 2004 (“Second Supplement”), a Third Supplement to Master Loan Guaranty Agreement dated as of May 1, 2004 (the “Third Supplement”), and a Supplement to Master Loan Guaranty Agreement 2004 S-1 (“Supplement 2004 S-1”) dated June 1, 2004 (as so supplemented, the “MLGA”).

This Supplement is dated as of October 1 2004. Capitalized terms used herein without definition have the meanings set forth in the MLGA.

WHEREAS, TERI desires to better match the timing of its cash flows from Securitization Transactions to its costs of loan origination and other current operations;

WHEREAS, FMC has agreed to modify certain current practices in the structure of Securitizations required under the MLGA to assist TERI in this regard, in particular to make more than the first one and one half percentage points (1.5%) of guarantee fees collected by TERI available outside the Pledge Account; and

WHEREAS TERI desires to elect to make adjustments to its cash and deferred cash revenues from Securitization on an annual basis as described herein.

NOW THEREFORE

In consideration of these presents and the covenants contained herein, the parties hereto herby agree as follows:

1.  Amount of Fee.  TERI shall have the right, as set forth herein, to adjust the amount of guaranty fees that are held in the Pledged Account (and the corresponding amount available for other uses by TERI) by 25 basis points (.25%) multiplied by the principal amount of TERI-guaranteed loans included in a particular Securitization Transaction (the “Additional Administration Fee”).

2.  TERI Election.  TERI shall elect once each fiscal year, in conjunction with the approval of the annual budget for FMER under that certain Master Servicing Agreement between FMER and TERI dated as of July 1, 2001, whether or not to receive the Additional Administration Fee in each Securitization Transaction structured by FMC in the fiscal year.  TERI shall be deemed to have timely elected to receive the Additional Administration Fee for the fiscal year that began July 1, 2004.

3.  Transfer and Reconciliation.  If TERI shall have elected to receive the Additional Administration Fee, then FMC shall structure the affected Securitization Transactions such that the

Additional Administration Fee is released to TERI from the Pledged Account at the time that the amount of the Pledged Account is transferred to the Purchaser Trust.  The Additional Administration Fee shall be computed based upon the principal amount of TERI-guaranteed loans as estimated on the closing date of any Securitization Transaction and shall be reconciled based on final portfolio information in conjunction with reconciliation of the Securitization Transaction generally.

4.  Equity Adjustment.  TERI agrees that each Securitization Transaction in which the Additional Administrative Fee is paid shall involve an adjustment in the relative ownership percentages of residual equity interests in the Purchaser Trust that are set forth in section 3.02 of the Master Loan Guaranty Agreement, which percentages are currently 75% for FMC and 25% for TERI.  In any Securitization Transaction in which the Additional Administration Fee is payable, said equity percentages shall equal 80% for FMC and 20% for TERI.

5.  Effect on Other Agreements.  Except as expressly amended herein, the MLGA as supplemented as set forth above shall continue in full force and effect. In particular, but not by way of limitation, supplemental origination fees payable to TERI in accordance with the Supplement to Master Loan Guaranty Agreement 2004S-1 shall not be limited or affected by this Fourth Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date provided above.

THE FIRST MARBLEHEAD CORPORATION		THE EDUCATION RESOURCES
INSTITUTE, INC

By:	/s/ Ralph M. James	By:	Lawrence W. O’Toole

Its:	President and Chief Operating Officer	Its:	President